EXHIBIT 99.1

Integrated Cannabis Solutions, Inc. Closing Cannabis Acquisition

The price of distillate in California has risen this year from $550 a liter to $1,250.

Houdini has received requests for over 1,000 liters.

March 28, 2023 – West Palm Beach, FL Integrated Cannabis Solutions, Inc. (“Integrated Cannabis” or the “Company”) (OTCPINK: IGPK) is pleased to share the following update.

On April 3, 2023, our wholly-owned subsidiary, Houdini, Inc., will close its pending transaction with Houdini Labs, which will complete the first of  two pending transactions. The price of cannabis distillate in California has risen this year from $550 a liter to over $1,200, with prices hitting $1,500 a liter. Houdini has received requests for over 1,000 liters to date.

The second transaction for Phoenix Delivery and Genesis Distribution is planned to close in June or July.

Because the audits will not begin until after K season,  management decided to close on one transaction for the second quarter to get the revenue on the books. CEO Gene Caiazzo stated: “We look forward to the closing and adding that  revenue to our books.”

The second transaction is slated for the end of June or early July to ensure enough time to complete the audits and file the 1st and 2nd quarterly reports on a timely basis while integrating the acquisitions.

Based on the above-cited distillate increase, the California cannabis market is potentially starting to thrive again after seeing a race to the bottom over the last two years. Distillate prices began falling as manufacturers tried to generate as much money as possible by lowering prices, causing a market crash.  This year has seen more stability as there is less competition causing prices to rise.

The potential further rise in the cost of distillate could be seen in the monthly revenue generated by Houdini Labs.

About - Integrated Cannabis Solutions, Inc.

Integrated Cannabis Solutions, through its wholly-owned subsidiary Consolidated Apparel located in West Palm Beach, Florida, is the home base and manufacturing facility for Native Outfitters (www.nativeoutfitters.com) and MTOWear (www.mtowear.com).  The facility adorns its proprietary Native Outfitters Anti Snag, SPF 50 shirts, and Quarter-Zip tops, which are weaved out of an exclusive jacquard performance polyester fabric, and then delivers each to the customer’s specifications. MTOWear builds on the success of Native by offering a private label solution to our existing and other customers, utilizing standardized fabric and custom solutions.

Integrated Cannabis is in the process of making three acquisitions in the Cannabis sector.  The Company is currently focusing on enhancing shareholder value through acquisitions and organic growth in both the Apparel and Cannabis sectors.

Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the relative growth of the Company’s future business, target markets, demand for products and services, and business strategy. Due to numerous factors, actual results could differ from those projected in any forward-looking statements. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove accurate. No information in this press release should be construed in any manner whatsoever as an indication of our future revenues, financial condition, or stock price.

Investor Relations:

Gene Caiazzo

Email: Shareholder@igpk.org

Website: https://igpk.org

Twitter @IGPKOTC

Phone: 561-235-2295

Text: 561-235-2295

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